Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

Delcath Systems, Inc.

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share to be issued pursuant to the Delcath Systems, Inc. Omnibus 2020 Equity Incentive Plan	Rule 457(c) and (h)(1)	2,650,000 shares (2)	$2.97 (3)	$7,857,250	0.0001476	$1,159.73

Equity	Common Stock, par value $0.01 per share to be issued pursuant to the Delcath Systems, Inc. 2023 Inducement Plan	Rule 457(c) and (h)(1)	650,000 shares (4)	$2.97 (5)	$1,927,250	0.0001476	$284.46

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	25,000 shares	$2.91 (6)	$72,750	0.0001476	$10.74

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	15,000 shares	$3.00 (7)	$45,000	0.0001476	$6.64

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	12,500 shares	$2.83 (8)	$35,375	0.0001476	$5.22

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	100,000 shares	$7.25 (9)	$725,000	0.0001476	$107.01

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	150,000 shares	$5.93 (10)	$889,500	0.0001476	$131.29

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	15,000 shares	$3.20 (11)	$48,000	0.0001476	$7.08

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	10,000 shares	$3.20 (12)	$32,000	0.0001476	$4.72

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	15,000 shares	$3.20 (13)	$48,000	0.0001476	$7.08

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	17,000 shares	$3.20 (14)	$54,400	0.0001476	$8.03

Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant upon the exercise of an outstanding inducement option granted outside of any plan	Rule 457(c) and (h)(1)	12,000 shares	$3.20 (15)	$38,400	0.0001476	$5.67

	Total Offering Amounts		3,671,500 shares		$11,772,925		$1,737.68

	Total Fee Offsets						$0.00

	Net Fee Due						$1,737.68

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Delcath Systems, Inc. (the “Registrant”), par value $0.01 per share (“Common Stock”), that become issuable under the Registrant’s Omnibus 2020 Equity Incentive Plan (the “2020 Plan”) and Registrant’s 2023 Inducement Plan (the “Inducement Plan”), as well as any outstanding stock options granted outside of any plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2020 Plan.
(3)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on December 11, 2023, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement.

(4)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted and future grants under the Inducement Plan.
(5)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on December 11, 2023, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement.

(6)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $2.91, which is the exercise price for the options to purchase 25,000 shares of Common Stock granted to Carol Crooke, which were granted outside of a plan as an inducement material to Ms. Crooke entering into employment with the Registrant.

(7)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.00, which is the exercise price for the options to purchase 15,000 shares of Common Stock granted to Kent Vickerman, which were granted outside of a plan as an inducement material to Mr. Vickerman entering into employment with the Registrant.

(8)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $2.83, which is the exercise price for the options to purchase 12,500 shares of Common Stock granted to Helen Shapiro, which were granted outside of a plan as an inducement material to Ms. Shapiro entering into employment with the Registrant.

(9)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $7.25, which is the exercise price for the options to purchase 100,000 shares of Common Stock granted to Sandra Pennell, which were granted outside of a plan as an inducement material to Ms. Pennell entering into employment with the Registrant.

(10)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $5.93, which is the exercise price for the options to purchase 150,000 shares of Common Stock granted to Vojislav Vukovic, which were granted outside of a plan as an inducement material to Mr. Vukovic entering into employment with the Registrant.

(11)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.20, which is the exercise price for the options to purchase 15,000 shares of Common Stock granted to Michael Cooper, which were granted outside of a plan as an inducement material to Mr. Cooper entering into employment with the Registrant.

(12)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.20, which is the exercise price for the options to purchase 10,000 shares of Common Stock granted to Joshua Dannehl, which were granted outside of a plan as an inducement material to Mr. Dannehl entering into employment with the Registrant.

(13)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.20, which is the exercise price for the options to purchase 15,000 shares of Common Stock granted to Travis Radevski, which were granted outside of a plan as an inducement material to Mr. Radevski entering into employment with the Registrant.

(14)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.20, which is the exercise price for the options to purchase 17,000 shares of Common Stock granted to Peggy Stephenson, which were granted outside of a plan as an inducement material to Ms. Stephenson entering into employment with the Registrant.

(15)

Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon $3.20, which is the exercise price for the options to purchase 12,000 shares of Common Stock granted to Amy Wiebe, which were granted outside of a plan as an inducement material to Ms. Wiebe entering into employment with the Registrant.